UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 3, 2007, the Court of Appeals of the State of Michigan published its decision with respect to an appeal by, among others, The Detroit Edison Company, a wholly-owned subsidiary of DTE Energy Company, of certain provisions of the November 23, 2004 Opinion and Order of the Michigan Public Service Commission (“MPSC”). DTE Energy and Detroit Edison are continuing to evaluate the Court of Appeals’ decision. Detroit Edison has not initiated a regulatory proceeding regarding this court decision, but will work with the MPSC to implement it. Given the nature of regulatory proceedings, DTE Energy and Detroit Edison are unable to predict the financial or other outcome of any regulatory action at this time.
For additional information regarding the MPSC’s November 23, 2004 Opinion and Order, please see DTE Energy’s and Detroit Edison’s Form 8-K dated November 30, 2004, and subsequent filings with the Securities and Exchange Commission.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2006 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 10, 2007

DTE ENERGY COMPANY (Registrant)
/s/Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President — Regulatory Affairs

THE DETROIT EDISON COMPANY (Registrant)
/s/Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President